Exhibit 99.1

April 20, 2020

Genius Brands International Issues Shareholder Letter

BEVERLY HILLS, Calif., April 20, 2020 (GLOBE NEWSWIRE) -- Genius Brands International, Inc. “Genius Brands” (NASDAQ: GNUS), the global brand management company that creates and licenses multimedia entertainment content for children, released a letter to shareholders from Chairman & CEO Andy Heyward. The complete letter follows.

Dear Friends and Shareholders:

I hope that you and your families are all safe and sound during these challenging times.

While we weather not only our health issues of COVID-19, but also the economic impact that this has had upon us all and our global community, I want to share with you some exciting and positive news occurring within Genius Brands.

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While virtually the entire Hollywood entertainment and production community has shut down to a halt, that is not the case at Genius Brands, where we find ourselves thriving and busier than ever with major developments, which will be enriching our asset base, our revenues, and ultimately the company’s profitability. We don’t have theme parks; we don’t have cruise lines; we don’t have Broadway plays; and we don’t make live-action films and TV series on sound stages full of people.

We have one simple business, and it is timeless, evergreen, and international.

We produce animated cartoons.

There is no production shutdown. Our animators are at their workstations drawing. So are our character designers and background painters. Our writers are at their desks turning in scripts. Our voice actors are recording their lines over phone patches. Recently, in fact, we recorded both Warren Buffett and Jennifer Garner from their homes, who lent their voices respectively to newly-produced Secret Millionaires Club and Llama Llama Public Service Announcements teaching kids lessons on handwashing hygiene.

In these days, more people are watching animated cartoons more than ever.

Netflix, where coincidentally our hit series Llama Llama is available, is seeing its highest viewing levels ever. Likewise, this is the case for our own Genius Brands Network, now available in over 100 million U.S. TV households on cable, satellite and OTT platforms, on both advertising and ad-free subscription models.

Against that backdrop,

I am proud and honored today to announce that our upcoming animated series, STAN LEE’S SUPERHERO KINDERGARTEN, will be broadcast in the U.S. on the premiere platform of Amazon Prime. This will join the previously announced partnership of Genius Brands with Alibaba to not just co-produce Superhero Kindergarten with us, but to also be the broadcaster and commercial platform for consumer products in China.

I need to amplify with some detail to underscore the importance of this announcement today.

        •     Alibaba is the largest broadcaster and commercial platform in China.

        •     Amazon is the largest broadcaster and commercial platform in the U.S.

Together, they cover the two biggest and most lucrative territories in the world. To put that in perspective, Amazon Prime has over 100 MILLION subscribers in the U.S. That is double the subscriptions of Disney+.

With Stan Lee’s Superhero Kindergarten launching on these two mammoth platforms and commerce from consumer products based on the show driven across them as well, we have what I would call “Plutonium in a Bottle,” launching with a full complement of episodes. 52 x 11-minute episodes....and we expect to shortly announce a broad line up of tiffany consumer product licensees.

In addition to launching on these two mega platforms, Stan Lee’s Superhero Kindergarten will be promoted vigorously across the social media platforms both of Arnold Schwarzenegger and Stan Lee and their combined 70 million followers.

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Add to this the global superstar standing of Arnold Schwarzenegger, and Stan Lee, which will drive the key component of parental co-viewing, and it is easy to see how the appeal of this brand is so large. It is not only one of the last shows created by the iconic Stan Lee, creator of Spider-Man, Iron Man, X-Men, Incredible Hulk, Black Panther, Avengers, and so many more...STAN LEE, HIMSELF, IS A STAR IN THE SERIES AS WELL!

Through the medium of animation, we have a digitized version of Stan Lee, who will appear as a cameo in every single episode, just as he has done in each of the Marvel billion-dollar blockbusters that he created over and over again for so many years.

Writing this series is one of the most successful writers in our industry....Fabian Nicieza, who was not only a longtime collaborator of Stan Lee, but also the creator of the huge hit, Deadpool. The pilot script has already been written. We are producing the Main Title sequence, which will be ready within four weeks. Deliveries will begin end of year, and broadcast will be Q1 2021.

The early ‘animatic,’ which is the blueprint for the actual animated product, will be ready this month, and we will begin sharing it, and the excitement at that time for our licensees....

The commerce coming out of the show will be led by a top #1 master toy licensee with whom we are already negotiating, and who will have a full complement of action figures and play sets.

In addition, there will be roleplay products, which comes out of the unusual play pattern of these superheroes.

Rather than getting bitten by a ‘radioactive spider,’ like Stan Lee’s Spider-Man, or getting their super powers from elsewhere, our kids are able to harness their superpowers through ordinary items in the kindergarten classroom--Crayons, Elmer’s glue, Silly Putty, wooden blocks. All of these together are parts of how these special incredible kids learn to do amazing things and save the day. The classroom teacher, “Arnold Armstrong” (Arnold Schwarzenegger) formerly superhero Captain Courage, plays a former superhero himself, and teaches them not only how to use their awesome powers, but also how to use their powers for good.

Along the way there will be lessons in health, exercise, nutrition, and anti-bullying in every episode.... values that are important to us, important to Arnold, and which we feel will be equally appreciated by the parents of our young viewers. Superhero Kindergarten is action + adventure with comedy and hijinks. It is designed for parental co-viewing which means that the parents and the kids will go into retailers with a high degree of familiarity with the property. In fact, each of the consumer products will feature a surprise presence of Stan Lee’s likeness on the packaging. These are the types of items that not only drive collectability, but also make the product line more valuable.

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Speaking of collectability and value, let me speak for a moment about what this does for the value of Genius Brands overall.

We now have two and soon to be a 3rd major children’s property lined up on perhaps the three most successful platforms in the entertainment business.

1.   Netflix

2.   Nickelodeon

3.   Amazon

Superhero Kindergarten on Amazon, along with Llama Lama on Netflix and Rainbow Rangers on Nickelodeon, makes a trifecta of hit power.

Speaking of Rainbow Rangers, the first of our licensed products, toys from Mattel, will be arriving on shelf to Walmart in August, and we will be speaking of that in much greater detail as the date comes closer. This is in addition to the earlier announcement a week ago of the series now being fully distributed across the entire Western Hemisphere with content sales to the premiere broadcaster in Canada, Treehouse, and the premiere broadcaster, in Mexico Televisa, all joining Nickelodeon U.S. and Nick Latin America.

Llama Llama, meanwhile, has attracted a major promotion with another ‘big box retailer,’ and we will be announcing that shortly, as well. And, for those of you who missed our Llama Llama story earlier this week, we announced a bevy of new licensees coming to market in key categories, including hydration, kids bedding, home décor, and a book with a plush set.

Today’s news is like no other.

There is no other studio or production company in Hollywood I am aware of that has three major properties coming forth now on the three top distribution platforms in America...Netflix, Nickelodeon, and Amazon Prime (and one of which in partnership with Alibaba to be distributed in the world’s 2nd largest territory).

As we look forward, in 2020, Genius Brands is positioned to explode. It will be a pivotal year for us as we build both our distribution and our consumer products revenues, and we now look forward to Stan Lee’s Superhero Kindergarten becoming a major contributor.

To our investors who have been patient, I thank you, and I am confident to tell you that your patience will be rewarded.

Sincerely,

Andy Heyward

Chairman & CEO

Genius Brands International, Inc.

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Forward Looking Statements:

Certain statements in this notice constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release.

These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

A photo accompanying this announcement is available at

https://www.globenewswire.com/NewsRoom/AttachmentNg/cb1f7c05-d36a-4f3e-aad8-e1b1bc397ab0

Investor Relations

Porter, LeVay and Rose

Michael Porter

T: 212-564-4700
mike@plrinvest.com

Source: Genius Brands International, Inc.

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